UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 26, 2013
(Date of earliest event reported)
POTLATCH CORPORATION
___________________________________________
(Exact name of registrant as specified in its chapter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32729 (Commission File Number)	82-0156045 (I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA (Address of principal executive offices)	99201 (Zip Code)

509-835-1500
(Registrant’s telephone number,
Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On February 26, 2013, the Board of Directors of Potlatch Corporation appointed Eric J. Cremers, 49, to serve as President and Chief Operating Officer of the company effective March 1, 2013. Mr. Cremers previously served as Executive Vice President and Chief Financial Officer of the company from February 2012 to the present and as Vice President and Chief Financial Officer of the company from July 2007 to February 2012. Prior to July, 2007, Mr. Cremers was employed by Albertson’s Inc., a grocery retail company, and served as Senior Vice President of Corporate Strategy and Business Development from July 2002 through June 2006. Michael J. Covey, 55, the company’s President and Chief Executive Officer since February 2006, will continue to serve as Chief Executive Officer. A press release announcing the appointment is filed as an exhibit hereto and is incorporated herein by this reference.

(d)    On February 26, 2013, the Board of Directors of Potlatch Corporation elected Eric J. Cremers a director of the company, effective March 1, 2013. Mr. Cremers will serve as one of the Board’s Class I directors whose terms expire at the company’s annual meeting to be held in 2015. The Board of Directors has not named Mr. Cremers to any Committee although it is expected that he will be named to the Finance Committee.

ITEM 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1    Press release issued by Potlatch Corporation, dated February 27, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 27, 2013

POTLATCH CORPORATION
By: /s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit         Description

Exhibit 99.1 – Press Release dated February 27, 2013